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                                                                    EXHIBIT R(2)

                                     CONSENT

     I hereby consent to the use of the Auditor-General of Queensland title under the heading "Experts and Public Official Documents" in the Prospectus which forms a part of this Registration Statement on Schedule B, in connection with the information specified with respect to the Auditor-General of Queensland under such heading. I also hereby consent to the use of the Auditor-General of Queensland's Certificate dated August 29, 2003 and the Report dated November 13, 2003 included in the Form 18-K to be filed and incorporated by reference in the Prospectus included in the Registration Statement on Schedule B or amendment thereto filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission.



                               By  /s/ L J SCANLAN
                                   -------------------------------------
                                   Mr. L J SCANLAN
                                   Auditor-General of Queensland


Date:  November 13, 2003